                                                                     EXHIBIT 3.5

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/20/2002
                                                          020717093 - 3463678

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

      FIRST: That at a meeting of the Board of Directors of CABLE CONSULTING, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting for the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered First so that, as amended, said Article shall be and read as follows: The name of this Corporation is CCI ENTERPRISES, INC.

      SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

Dated this 20th day of November 2002.

                                              By:  /s/ Richard N. Burger
                                                   ----------------------------
                                                   Richard N. Burger
                                              Its: Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/19/2002
                                                          020258023 - 3463678

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

      FIRST: That at a meeting of the Board of Directors of COLEMAN CONSULTING, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting for the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered First so that, as amended, said Article shall be and read as follows: The name of this Corporation is CABLE CONSULTING, INC.

      SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

Dated this 1st day of April, 2002.

                                              By:  /s/ Richard N. Burger
                                                   ----------------------------
                                                   Richard N. Burger
                                              Its: Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/04/2001
                                                          010615635 - 3463678

                                STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                               A STOCK CORPORATION

FIRST: The name of this Corporation is Coleman Consulting, Inc.

SECOND: Its registered office in the State of Delaware is to be located at 30 Old Rudnick Lane, Suite 100, in the City of Dover, County of Kent, 19901. The Registered agent in charge thereof is Lexis Document Services Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is 1,000 shares, without par value.

FIFTH: The name and mailing address of the incorporator are as follows:

             Steven M. Prebish, Esq.
             150 S. Wacker Drive
             Suite 900
             Chicago, Illinois  60606

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 4th day of December, 2001.

                                              /s/ Steven M. Prebish
                                              ---------------------------------
                                              Steven M. Prebish, Incorporator